HIGHBURY FINANCIAL INC.
ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

DENVER, COLORADO, February 21, 2006—Highbury Financial Inc. (the “Company”) (OTC Bulletin Board: HBRFU) today announced that, commencing on February 21, 2006, the holders of the Company’s units may separately trade the common stock and warrants included in such units. The symbols for the common stock, warrants and units are HBRF, HBRFW and HBRFU, respectively.

Highbury Financial Inc. is a blank check company recently formed for the purpose of acquiring or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more financial services businesses.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to complete a business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

All questions and inquiries for further information should be directed to Richard S. Foote, President and Chief Executive Officer of the Company. He can be reached via telephone at 212-688-2341.